SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                      CURRENT REPORT PURSUANT TO SECTION 13
                 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (date of earliest event reported): DECEMBER 1, 1997


                             Commission File Number
                                     0-16439


                      FAIR, ISAAC AND COMPANY, INCORPORATED
             (Exact name of registrant as specified in its charter)



           DELAWARE                                              94-1499887
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


              120 North Redwood Drive, San Rafael, California 94903
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (415) 472-2211

ITEM 5. Other Events

     On December 1, 1997, the Company exercised an option to purchase undeveloped land in San Rafael, California, with the intention of constructing an office complex to accommodate future growth. The purchase price is $9.35 million plus certain costs incurred by the seller as defined in the agreement. The consummation of the purchase is subject to a variety of closing conditions, including receipt of required government approvals. Development is expected to commence in fiscal 1998 and will involve a material capital commitment by the Company. The Company intends to fund the acquisition and development of this land using long-term debt, equity or other financing. Excepting external financing of this capital commitment, the Company believes that the cash and marketable securities on hand, along with cash expected to be generated by operations, will be adequate to meet its capital and liquidity needs for both the current year and the foreseeable future.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           FAIR, ISAAC AND COMPANY, INCORPORATED


DATE:   December 10, 1997



                                           By: /s/ PETER L. MCCORKELL
                                               ---------------------------------
                                                   Peter L. McCorkell
                                              Senior Vice President, Secretary
                                                   and General Counsel